UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

                                September 15,2003
                        (Date of earliest event reported)

                             INSTAPAY SYSTEMS, INC.
                     (Name of Small Business in its Charter)


         UTAH               Commission File No. 0-17462        87-0404991
(State of incorporation)                                (I.R.S. Employer Number)

                       98 Shoreline Way Hampton, GA 30228
                    (Address of Principal Executive Officers)

               Former Address: 2869 India St., San Diego, CA 92103


     Registrant's telephone number (770) 471-4944; Fax number (770) 471-5686

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ITEM 2.  Acquisition or disposition of Assets

On August 26 the company finalized its previously announced acquisition of Kryptosima LLC, by reverse-merging Kryptosima into a wholly owned subsidiary of the company that was formed for this purpose. The required 8-K/Item 7 with audited financials for Kryptosima will be filed as soon as possible.


ITEM 5.  Other Events and Regulation FD Disclosure

1. The directors have unanimously agreed to reduce their compensation retroactive to January 1, 2003, from 50,000 shares/quarter to $5,000/quarter paid in restricted shares. Since Director compensation is set by the by-laws, which require a shareholder vote to change, the reduction will be accomplished by forgiving any compensation due in excess of the reduced amount, and requesting that shareholders make this reduction permanent by amending the by-laws at the next shareholder meeting. Although no shares have been issued to-date for 2003 Director compensation, the company has been accruing for this compensation based upon the fair value of the previous level of 50,000 shares per quarter, resulting in an accrued liability on the company's balance sheet as noted in the 10Q for Q1 and Q2. This retroactive reduction in Director compensation will be effected by the contribution to capital by each director of the excess liability accrued. This will have the effect of reducing the liability shown on the company's balance sheet by approximately $500,000.

2. Effective upon the finalization of the Kryptosima acquisition, the Directors determined that the company would designate Kryptosima's address as the company's address, since this is the primary office address for Mr. Hargens, President & CEO of InstaPay and Kryptosima. The new address is shown on the cover page above.

3. The directors have unanimously agreed to add Mr. Greg Lewis to the board of directors, effective immediately, as a replacement for Mr. Robert Bragg, who stepped down earlier this year. Mr. Bragg had no dispute with the company relating to the company's operations or its policies and practices. Mr. Lewis brings to the company over 25 years of senior management experience, primarily with public companies in the payments industry.

ITEM 7.  Financial Statements and Exhibits

         (c)Exhibits       Exhibit 99.1  Press Release


SIGNATURE PAGE FOLLOWS


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 3, 2003                                    INSTAPAY SYSTEMS, INC.
                                                     (Registrant)

By:      /a/ Harry Hargens                           /a/ Aubrye A. Harris
         ------------------                         ------------------------
             Harry Hargens                               Aubrye A. Harris
             President/ CEO/Director                     Director

         /a/ Frank De Santis                         /a/ Song Liping
         ------------------                         ------------------------
             Frank De Santis                             Song Liping
             Director                                    Director

         /a/ R. B. Harris                           /a/  Greg Lewis
         ------------------                         ------------------------
             R.B.Harris                                  Grey Lewis
             Director                                    Director